UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2023

NorthWestern Energy Group, Inc.
NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
NorthWestern Corporation	None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
As previously announced, on October 2, 2023, NorthWestern Corporation d/b/a NorthWestern Energy (“NW Corp”) created a new public holding company, NorthWestern Energy Group, Inc., a Delaware corporation (Nasdaq: NWE) (“NWE Group”), by implementing a holding company reorganization (the “Merger”), pursuant to which NWE Group became the successor issuer to NW Corp under the Securities Exchange Act of 1934, as amended.
In the early part of 2024, NWE Group and NW Corp intend to complete the second and final phase of the holding company reorganization (the “Reorganization”), when NW Corp proposes to contribute the assets and liabilities of its South Dakota and Nebraska regulated utilities to its direct subsidiary, NorthWestern Energy Public Service Corporation (“NWE Public Service”), and then distribute its equity interest in NWE Public Service and certain other subsidiaries to NWE Group, resulting in NW Corp owning and operating only the Montana regulated utility and NWE Public Service owning and operating the Nebraska and South Dakota utilities, each as direct subsidiary of NWE Group.
On November 29, 2023, NW Corp amended and restated its unsecured credit facility and NWE Group and NWE Public Service entered into new unsecured credit facilities in anticipation of completing the second and final phase of the Reorganization in the early part of 2024. As summarized below, upon completion of the Reorganization, the new unsecured credit facilities for NWE Group, NW Corp, and NWE Public Service (aggregating $600 million) will replace the current unsecured credit facilities of NW Corp (aggregating $550 million).
Item 1.01.    Entry Into a Material Definitive Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
NorthWestern Corporation
On November 29, 2023, NW Corp entered into a second amendment and restatement of its existing $425 million revolving credit facility (the “Amended Facility”) to address the Reorganization and extend the maturity date of the Amended Facility to November 29, 2028 (from May 18, 2027).
Until the Reorganization occurs, the Amended Facility maintains the existing base capacity of the facility at $425 million, with uncommitted features that allow NW Corp to request up to two one-year extensions to the maturity date and increase the size by an additional $100 million. After the Reorganization occurs, NW Corp will own and operate only the Montana regulated utility, and the base capacity of the Amended Facility automatically will reduce to $400 million. At that time, NW Corp also will be terminating its $25 million swingline facility and its $100 million additional credit facility.
Under the Amended Facility, BofA Securities, Inc., Mizuho Bank, Ltd., and U.S. Bank National Association act as joint lead arrangers; Mizuho Bank, Ltd., and U.S. Bank National Association act as co-syndication agents; Keybank National Association acts as documentation agent; and Bank of America, N.A., acts as administrative agent.
The Amended Facility does not amortize and is unsecured. Borrowings may be made at interest rates equal to (a) secured overnight financing rate as administered by the Federal Reserve Bank of New York (SOFR), plus a credit spread adjustment of 10.0 basis points, plus a margin of 100.0 to 175.0 basis points, or (b) a base rate, plus a margin of 0.0 to 75.0 basis points. Interest rates, commitment fees and letter of credit fees are based on NW Corp's then-current senior unsecured credit ratings. Advances under the Amended Facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default. Advances will be used for general corporate purposes.

The Amended Facility has one financial covenant, requiring that consolidated debt to total capitalization ratio be less than or equal to 65 percent. The Amended Facility also contains covenants that restrict NW Corp in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The Amended Facility is subject to acceleration upon the occurrence of an event of default, including cross-default to indebtedness in excess of $50 million in the aggregate, change of control (as defined in the Amended Facility), entry of judgments of $50 million or more (to the extent not covered by insurance), and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.
As of December 1, 2023, NW Corp has $239 million of loans outstanding under the Amended Facility, and has no letters of credit issued under the letter of credit subfacility.
The descriptions of the provisions of the Amended Facility are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Amended Facility.
Some of the lenders under the Amended Facility and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, NW Corp and its affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.
NorthWestern Energy Group, Inc.
On November 29, 2023, NWE Group and its indirect subsidiary, NWE Public Service, entered into a new unsecured revolving credit facility (the “Credit Facility”), with a maturity date of November 29, 2028. Under the Credit Facility, the Lenders are not required to make any revolving credit loans until the Reorganization occurs.
Once the Reorganization occurs, the Credit facility has a $200 million base capacity, with base sublimits for NWE Group ($50 million) and NWE Public Service ($150 million), plus uncommitted features that allow NWE Group and NWE Public Service to request up to two one-year extensions to the maturity date and increase the size of the Credit Facility by an additional $50 million. The Credit Facility also gives the borrowers the flexibility to adjust the sublimits as needed, provided that NWE Group's base sublimit cannot exceed $100 million and NWE Public Service's sublimit cannot exceed $200 million, subject to certain adjustments specified in the Credit Facility.
Under the Credit Facility, BofA Securities, Inc., Mizuho Bank, Ltd., and U.S. Bank National Association act as joint lead arrangers; Mizuho Bank, Ltd., and U.S. Bank National Association act as co-syndication agents; Keybank National Association acts as documentation agent; and Bank of America, N.A., acts as administrative agent.
The Credit Facility does not amortize and is unsecured. Borrowings may be made at interest rates equal to (a) secured overnight financing rate as administered by the Federal Reserve Bank of New York (SOFR), plus a credit spread adjustment of 10.0 basis points, plus a margin of 100.0 to 175.0 basis points, or (b) a base rate, plus a margin of 0.0 to 75.0 basis points. Interest rates, commitment fees and letter of credit fees are based on each borrower's then-current senior unsecured credit ratings. Advances under the Credit Facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default. Advances will be used for general corporate purposes.
The Credit Facility has one financial covenant, requiring that consolidated debt to total capitalization ratio for each borrower be less than or equal to 65 percent. The Credit Facility also contains covenants that restrict each borrower in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The Credit Facility is subject to acceleration upon the occurrence of an event of default, including cross-default to indebtedness in excess of $50 million in the aggregate, change of control (as defined in the Credit Facility), entry of judgments of $50 million or more (to the extent not covered by insurance), and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.
The descriptions of the provisions of the Credit Facility are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Credit Facility.
Some of the lenders under the Credit Facility and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, NWE Group, NWE Public Service, and their affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
10.1*	Second Amended and Restated Credit Agreement, dated November 29, 2023
10.2*	$200,000,000 Credit Agreement, dated November 29, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.
NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: December 5, 2023